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                                                            Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-55252 of Lowe's Companies, Inc. on Form S-3 of our report Lowe's Companies, Inc. for the year ended January 28, 2000, and to the reference to us under the heading "Experts" in te Prospetus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Charlotte, North Carolina
March 7, 2001